Exhibit 10.11

FIRST AMENDMENT TO LICENSE AGREEMENT ID 2017-0184

This First Amendment to License Agreement ID 2017-0184 between the parties dated November 10, 2016 (this “First Amendment”) is effective                 Feb 4, 2017                 (the “First Amendment Date”), by and between The Salk Institute for Biological Studies, San Diego, California, a nonprofit public benefit corporation organized and existing under the laws of the State of California, USA, having an office at 10010 North Torrey Pines Road, La Jolla, CA 92037 (“Salk”) and Metacrine, Inc., having a principal place of business at 12780 El Camino Real, Suite 301, San Diego, CA 92130 (“Licensee”).

BACKGROUND

WHEREAS, Salk is the owner of certain patents and technical information related to compositions of Fexaramine (FXR) and methods of use developed in the laboratory of Dr. Ronald Evans, an employee of the Howard Hughes Medical Institute (“HHMI”) and of the Salk faculty;

WHEREAS, Salk and Licensee executed an Amended and Restated Exclusive FXR License Agreement dated November l0, 2016 (the “License Agreement”) in which Salk granted to Licensee an exclusive license to such patents and a non-exclusive license to technical information as specifically set forth in the License Agreement; and

WHEREAS, the parties now desire to make certain changes to the License Agreement as memorialized herein, which changes shall be effective as of the First Amendment Date.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Section 10.3(a)(ii).

Section 10.3(a)(ii) of the License Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“10.3(a)(ii).        The rights and obligations of the Parties under Sections 1, 5, 6, 7, 10.3, 11, 12, 13, 14 and any other provision that by its nature is intended to survive shall survive any expiration or termination of this Agreement.”

2.	Miscellaneous.

a.        Except as specifically amended above, all terms of the License Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the License Agreement and the terms of this First Amendment, the terms of this First Amendment shall prevail.

b.        The parties acknowledge that this First Amendment and the License Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Amendment Date.

SALK INSTITUTE FOR BIOLOGIC STUDIES

By	/s/ Michelle A. Booden
Name: Michelle A. Booden
Title: Senior Director, Office of Technology Development
Date: Feb 4, 2017

LICENSEE

By	/s/ Ken Song
Name: Ken Song
Title: President and CEO
Date: Feb 9, 2017